Exhibit 10.1
September 22, 2021

Allan W. Smith, Jr.
901 44th St., SE
Grand Rapids, MI 49508

Dear Allan,

I am pleased to offer you the position of Senior Vice President, Chief Revenue Officer effective October 4, 2021, reporting to me. This letter is to confirm, in writing, the principal elements of your compensation package in this role.

Annual Base Salary
–Your annual base salary will increase to $500,000 ($19,230.77 bi-weekly).

Performance Review
–A review of your performance will be completed annually at or around the close of each fiscal year.

Bonus Program
–As a participant in the Steelcase Inc. Management Incentive Plan (MIP), your annual target will increase to 80%.
–Bonus payments are made annually, after the close of the fiscal year.

Long-Term Compensation (LTI)
–You will continue to participate in the long-term incentive program, currently consisting of performance stock units (PSUs) and restricted stock units (RSUs).
–Your LTI target will increase to 150% of your annual base salary.
–Awards are made annually at the discretion of the Compensation Committee and the next award is expected to be in April 2022.

Stock Ownership Guidelines
–You will have an ownership guideline of three times your base salary.
–You will need to satisfy this guideline by fiscal yearend 2027 which is five fiscal years from your first anticipated annual award.

Executive Severance Plan
–You will continue to participate in the plan as a “Level 2 Employee.”

Special One-time Award of Restricted Stock Units (RSUs)
–The Compensation Committee has approved an award to you of 18,500 RSUs with a grant date of September 22, 2021, the standard award terms and three-year cliff vesting.

Please note that your compensation is subject to review and approval by the Compensation Committee and is subject to the terms of the applicable plans, programs and award agreements.

Nothing in this letter is intended to alter the at-will nature of our employment relationship.

Allan, I look forward to working with you in your new role. Please let me know if you have any questions.

Sincerely,

/s/ Sara E. Armbruster

Sara E. Armbruster
Executive Vice President
Steelcase Inc.

I accept and agree to the terms offered in this letter.

/s/ Allan W. Smith, Jr. September 22, 2021
Allan W. Smith, Jr. Date